UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2016

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 2, 2016, three subsidiaries of Gener8 Maritime, Inc. (the “Company”) entered into the interest rate swap transactions described below, which are intended to be cash flow hedges that effectively fix the interest rates for the Refinancing Facility, Korean Export Credit Facility and Sinosure Credit Facility (each as defined below).

Interest Rate Swap Transactions under Refinancing Facility.

On May 2, 2016, Gener8 Maritime Subsidiary II Inc. (“Gener8 Maritime Sub II”), a wholly-owned subsidiary of the Company, entered into interest rate swap transactions having amortizing notional amounts with each of Citibank, N.A. and Skandinaviska Enskilda Banken AB (publ) (collectively, the “Refinancing Swap Counterparties” and individually each a “Refinancing Swap Counterparty”) having an initial aggregate notional amount of $256,795,499. The interest rate swap transactions each have an effective date of May 31, 2016 and a Termination Date of September 3, 2020. The interest rate swap transactions were each confirmed under an ISDA Master Agreement including the Schedule thereto and related documentation containing customary representations, warranties and covenants.

Each Refinancing Swap Counterparty is or is an affiliate of a lender under the Company’s existing term loan facility, which we refer to as the “Refinancing Facility,” dated as of September 3, 2015, by and among Gener8 Maritime Sub II, as borrower, the Company, as parent, the lenders party thereto, and Nordea Bank Finland, PLC, New York Branch as Facility Agent and Collateral Agent.

The interest rate swap transactions are intended to be cash flow hedges that effectively fix the interest rate at 0.9935% on approximately 50% of the aggregate variable interest rate borrowings expected to be outstanding under the Refinancing Facility from May 31, 2016 until September 3, 2020.

Under each interest rate swap transaction, Gener8 Maritime Sub II will make a fixed payment each month in an amount equal to the fixed interest rate for such transaction multiplied by the relevant notional amount for that monthly period in exchange for a payment from the respective Refinancing Swap Counterparty in an amount equal to a variable interest rate based on the applicable 1-month London Interbank Offered Rate (“LIBOR”) for that monthly period multiplied by the same notional amount.  Under certain limited circumstances, Gener8 Maritime Sub II has the right to transfer the interest rate swap transactions to a qualifying third party, which would have the effect of terminating Gener8 Maritime Sub II’s obligations under those interest rate swap transactions. With respect to the interest rate swap with Skandinaviska Enskilda Banken AB (publ), Gener8 Maritime Sub II has the right to cause a novation of the interest rate swap to a third party derivatives dealer.

Notwithstanding the terms of the interest rate swap transactions, Gener8 Maritime Sub II remains ultimately obligated for all amounts due and payable under the Refinancing Facility in accordance with the terms thereof.

Interest Rate Swap Transactions under Korean Export Credit Facility.

On May 2, 2016, Gener8 Maritime Subsidiary VIII Inc. (“Gener8 Maritime Sub VIII”), a wholly-owned subsidiary of the Company, entered into interest rate swap transactions having amortizing notional amounts with each of ABN AMRO Bank N.V., Citibank, N.A., and Skandinaviska Enskilda Banken AB (publ) (collectively, the “KEXIM Swap Counterparties” and individually each a “KEXIM Swap Counterparty”) having an initial aggregate notional amount of $333,867,460.  The initial aggregate notional amount is scheduled to increase to a maximum aggregate notional amount of $680,837,258 in order to effectively fix the interest rate on the target percentage of expected borrowings specified below under the Korean Export Credit Facility (defined below), since the loans under the Korean Export Credit Facility are not expected to be fully drawn as of the effective date for the interest rate swap transactions. The interest rate swap transactions each have an effective date of June 30, 2016 and a Termination Date of February 20, 2029.  The interest rate swap transactions were each confirmed under an ISDA Master Agreement including the Schedule thereto and related documentation containing customary representations, warranties and covenants.

Each KEXIM Swap Counterparty is or is an affiliate of a lender under the Company’s existing term loan facility, which we refer to as the “Korean Export Credit Facility,” dated as of August 31, 2015, by and among Gener8 Maritime Sub VIII, as borrower; the Company, as the parent guarantor; our wholly-owned subsidiary, Gener8 Maritime Sub V, as the borrower’s direct sole shareholder; the borrower’s 15 wholly-owned subsidiary owner guarantors party thereto; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as global co-ordinators; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as bookrunners; Citibank, N.A., London Branch as ECA co-ordinator and ECA agent; Nordea Bank Finland Plc, New York Branch as commercial tranche co-ordinator; Nordea Bank Finland Plc, New York Branch as facility agent; Nordea Bank Finland Plc, New York Branch as security agent; The Export-Import Bank of Korea; the commercial tranche bookrunners party thereto; the mandated lead arrangers party thereto; the lead arrangers party thereto; the banks and financial institutions named therein as original lenders; and the banks and financial institutions named therein as hedge counterparties.

The interest rate swap transactions are intended to be cash flow hedges that effectively fix the interest rate at 1.3073% on approximately 80% of the aggregate variable interest rate borrowings expected to be outstanding under the Korean Export Credit Facility from June 30, 2016 until September 30, 2020 and thereafter, 5% of those variable interest rate borrowings until February 20, 2029.

Under each interest rate swap transaction, Gener8 Maritime Sub VIII will make a fixed payment each quarter in an amount equal to the fixed interest rate for such transaction multiplied by the relevant notional amount for that quarterly period in exchange for a payment from the respective KEXIM Swap Counterparty in an amount equal to a variable interest rate based on the applicable 3-month LIBOR for that quarterly period multiplied by the same notional amount.  Each interest rate swap transaction is subject to a mandatory early termination date of September 30, 2020. Additionally, under certain limited circumstances, Gener8 Maritime Sub VIII has the right to transfer the interest rate swap transactions to a qualifying third party, which would have the effect of terminating Gener8 Maritime Sub VIII’s obligations under those interest rate swap transactions. With respect to the interest rate swap transactions with ABN AMBRO BANK N.V. and Skandinaviska Enskilda Banken AB (publ), Gener8 Maritime Sub VIII has the right to cause a novation of the interest rate swap transactions to a third party derivatives dealer.

Notwithstanding the terms of the interest rate swap transactions, Gener8 Maritime Sub VIII remains ultimately obligated for all amounts due and payable under the Korean Export Credit Facility in accordance with the terms thereof.

Interest Rate Swap Transaction under Sinosure Credit Facility.

On May 2, 2016, Gener8 Maritime Subsidiary VII Inc. (“Gener8 Maritime Sub VII”), a wholly-owned subsidiary of the Company, entered into an interest rate swap transaction having an amortizing notional amount with Citibank, N.A., London Branch having an initial notional amount of $241,644,271.  The interest rate swap has an effective date of June 21, 2016 and a Termination Date of May 6, 2028. The interest rate swap transaction was confirmed under an ISDA Master Agreement including the Schedule thereto and related documentation containing customary representations, warranties and covenants.

Citibank, N.A., London Branch is or is an affiliate of a lender under the Company’s existing term loan facility, dated as of November 30, 2015, which we refer to as the “Sinosure Credit Facility,” by and among Gener8 Maritime Sub VII, as borrower; the Company, as the parent guarantor; the borrower’s four wholly-owned subsidiary owner guarantors party thereto; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as global co-ordinators; Citibank, N.A., as bookrunner; Citibank, N.A., London Branch as ECA co-ordinator and ECA agent; Nordea Bank Finland Plc, New York Branch as facility agent and security agent; The Export-Import Bank of China; the mandated lead arrangers party thereto; the banks and financial institutions named therein as original lenders; and the banks and financial institutions named therein as hedge counterparties.

The interest rate swap transaction is intended to be a cash flow hedge that effectively fixes the interest rate at 1.410% on approximately 100% of the aggregate variable interest rate borrowings expected to be outstanding under the Sinosure Credit Facility from June 21, 2016 until March 21, 2022, and thereafter, 5% of those variable interest rate borrowings until May 6, 2028.

Under the interest rate swap transaction, Gener8 Maritime Sub VII will make a fixed payment each quarter in an amount equal to the fixed interest rate for the transaction multiplied by the relevant notional amount for that quarterly period in exchange for a payment from Citibank, N.A., London Branch in an amount equal to a variable interest rate based on the applicable 3-

month LIBOR for that quarterly period multiplied by the same notional amount. The interest rate swap transaction is subject to a mandatory early termination date of March 21, 2022. Additionally, under certain limited circumstances, Gener8 Maritime Sub VII has the right to transfer the interest rate swap to a qualifying third party, which would have the effect of terminating Gener8 Maritime Sub VII’s obligations under the interest rate swap.

Notwithstanding the terms of the interest rate swap transactions, Gener8 Maritime Sub VII remains ultimately obligated for all amounts due and payable under the Sinosure Credit Facility in accordance with the terms thereof.

The Company may modify or terminate any of the foregoing interest rate swap transactions or enter into additional swap transactions in the future from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Executive Vice President and Secretary

DATE:   May 6, 2016